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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

HILLENBRAND, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 18, 2015, Hillenbrand, Inc. (the “Company”) and certain of its subsidiaries entered into an Amendment Agreement (the “Amendment Agreement”), amending and restating that certain Syndicated L/G Facility Agreement (the “Facility Agreement”), dated as of June 3, 2013, by and among the Company, certain of its subsidiaries, Commerzbank Aktiengesellschaft, as lead arranger and bookrunner, the other lenders party thereto, and Commerzbank Aktiengesellschaft, Filiale Luxembourg, acting as agent.  The Amendment Agreement extends the maturity date of the Facility Agreement until at least December 19, 2019, and, among other things, amends a financial covenant contained in the Facility Agreement to provide the Company and its subsidiaries greater flexibility to consummate acquisitions.  The financial covenant amendment allows for an increase in the Company’s permitted maximum leverage ratio in connection with acquisitions in excess of $75,000,000 up to two times during the term of the Facility Agreement.

The foregoing description of the Amendment Agreement is qualified in its entirety by reference to the full text of the Amendment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description
10.1

Amendment Agreement, dated as of February 18, 2015, among Hillenbrand, Inc. and certain of its subsidiaries named therein, Commerzbank Aktiengesellschaft and various other lenders named therein, and Commerzbank International S.A., acting as agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.
DATE: February 20, 2015

	BY:	/S/ John R. Zerkle
John R. Zerkle
Senior Vice President,
General Counsel & Secretary